UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 6, 2007 (July 31, 2007)
DAWSON GEOPHYSICAL COMPANY
(Exact name of Registrant as specified in its charter)

TEXAS	0-10144	75-0970548
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)
508 West Wall, Suite 800
Midland, Texas 79701
(Address of principal executive offices)
(432) 684-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 31, 2007, the Compensation Committee of the Board of Directors of Dawson Geophysical Company (the “Company”) adopted a form of restricted stock agreement and a form of stock option agreement to be used in connection with grants to directors, employees and consultants under the Company’s 2006 Stock and Performance Incentive Plan. The form of restricted stock agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form of stock option agreement is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The terms of the Company’s 2006 Stock and Performance Incentive Plan are described in the Company’s Current Report on Form 8-K filed January 29, 2007.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 31, 2007, the Board of Directors of the Company amended the Company’s Bylaws to add Article VI, Section 6 to allow the Company’s securities to become eligible for a direct registration system.
     The foregoing description of this provision of the Bylaws is qualified in its entirety by reference to Amendment No. 1 to the Bylaws, which is filed as Exhibit 3.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
3.1	Amendment No. 1 to Bylaws.
10.1	Form of Restricted Stock Agreement for the Dawson Geophysical Company 2006 Stock and Performance Incentive Plan.
10.2	Form of Stock Option Agreement for the Dawson Geophysical Company 2006 Stock and Performance Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY
Date: August 6, 2007	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
3.1	Amendment No. 1 to Bylaws.
10.1	Form of Restricted Stock Agreement for the Dawson Geophysical Company 2006 Stock and Performance Incentive Plan.
10.2	Form of Stock Option Agreement for the Dawson Geophysical Company 2006 Stock and Performance Incentive Plan.